Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Post-Effective Amendment No. 1 to Registration Statement on Form S-8 to Form S-1 (No. 333-249556) pertaining to the CuriosityStream Inc. 2020 Omnibus Incentive Plan,

(2) Post-Effective Amendment No. 4 to Registration Statement on Form S-3 to Form S-1 (No. 333-249556) of CuriosityStream Inc.,

(3) Post-Effective Amendment No. 3 to Registration Statement on Form S-3 to Form S-1 (No. 333-250822) of CuriosityStream Inc.,

(4) Registration Statement on Form S-1 (No. 333-252617) of CuriosityStream Inc.,

(5) Registration Statement on Form S-3 (No. 333-264151) of CuriosityStream Inc., and

(6) Registration Statement on Form S-3 (No. 333-264152) of CuriosityStream Inc.

of our report dated March 31, 2023, with respect to the consolidated financial statements of CuriosityStream Inc. included in this Annual Report on Form 10-K of CuriosityStream Inc. for the year ended December 31, 2022.

/s/ Ernst & Young LLP

Baltimore, Maryland

March 31, 2023